UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 24, 2006

DiamondRock Hospitality Company

(Exact name of registrant as specified in charter)

Maryland	001-32514	20-1180098

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6903 Rockledge Drive, Suite 800 Bethesda, MD 20817
(Address of Principal Executive Offices) (Zip Code)

(240) 744-1150
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01.  Completion of Acquisition or Disposition of Assets.

On March 24, 2006, an affiliate of DiamondRock Hospitality Company (“DiamondRock”) completed the acquisition of the 1,192 room Chicago Marriott Downtown Magnificent Mile (the “Hotel”), located in Chicago, Illinois, from a joint venture between affiliates of The Carlyle Group and LaSalle Hotel Properties.

DiamondRock acquired the Hotel for a contractual purchase price of $295 million plus approximately $11 million of net consideration in the form of an assumed property tax liability and other adjustments.  DiamondRock financed the purchase by assuming $220 million of limited recourse secured mortgage-backed and mezzanine debt from the sellers, obtaining a $79.5 million short-term loan from Wachovia Investment Holdings, LLC and drawing $10 million from its line of credit.   An affiliate of Wachovia Investment Holdings, LLC is one of the underwriters of a public offering of DiamondRock’s common stock that is currently underway.

The foregoing summary of our acquisition of the Hotel is qualified in its entirety by the full terms and conditions of the Agreement for Sale and Purchase, dated as of March 1, 2006, by and among Chicago 540 Hotel, L.L.C., Chicago 540 Lessee, Inc., and DiamondRock Chicago Owner, LLC, a copy of which was filed as Exhibit 10.1 to the Form 8-K filed on March 7, 2006 and is incorporated herein by reference.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Prior to the March 24, 2006, we funded an aggregate of $10 million deposit on the acquisition through borrowings from our secured line of credit.  On March 24, 2006 we funded a portion of the remainder of the purchase price of the Hotel through the assumption of a $220 million floating rate loan.  The floating rate loan is prepayable at any time upon payment of a prepayment fee and the interest rate on the loan is based on LIBOR plus a spread.  In April, we intend to refinance the existing $220 million floating rate loan with a 10-year 5.96% fixed rate loan issued by Wachovia Bank, National Association.  The loan will be interest only for 3 ½ years, after which, the principal will amortize using a 30-year amortization schedule.  We financed the remainder of the purchase price through a $79.5 million short-term loan from Wachovia Investment Holdings, LLC.

ITEM 9.01.  Financial Statements and Exhibits.

          (a)          Financial Statements of Business Acquired.

Financial statements for the Hotel are hereby incorporated by reference to pages F-146 through F-155 of Amendment No. 1 to DiamondRock’s Registration Statement on Form S-11 that was filed with the Securities and Exchange Commission on March 22, 2006.

          (b)          Pro Forma Financial Information.

Pro forma financial information for DiamondRock are hereby incorporated by reference to pages F-5 through F-10 of Amendment No. 1 to DiamondRock’s Registration Statement on Form S-11 that was filed with the Securities and Exchange Commission on March 22, 2006.

          (d)          Exhibits.

99.1

Purchase and Sale Agreement, dated as of March 1, 2006, among Chicago 540 Hotel, L.L.C., Chicago 540 Lessee, Inc., and DiamondRock Chicago Owner, LLC., incorporated by reference from Exhibit 10.1 to  the Company’s Form 8-K, filed with the United States Securities and Exchange Commission on  March 7, 2006.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDROCK HOSPITALITY COMPANY

Date: March 30, 2006	By:	/s/ Michael D. Schecter

Michael D. Schecter
General Counsel and Secretary